UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2012

NYC Moda Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-175483	99-0364975
(Commission File Number)	(IRS Employer Identification No.)

C214. Fitting Integreation Building, Fazhan Road to Sugian Gate Section
Jiangsu Province, China
(Address of Principal Executive Offices)

86-527-84370508
 (Registrant's Telephone Number, Including Area Code)

547 N. Yale Avenue
Villa Park, IL
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by NYC Moda Inc. (the “Company”), and with certain events and actions taken by the Company.

This Current Report on Form 8-K includes the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 4.01	Change in Registrant’s Certifying Accountant

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.06	Change in Shell Company Status

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

EMERGING GROWTH COMPANY DISCLOSURE

We are an "emerging growth company" under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in "Risk Factors".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from the views expressed in these statements. Forward-looking statements are sometimes identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements include, among other things, statements relating to:

●	our ability to increase our sales and revenue;

●	our ability to contain sourcing and labor costs;

●	our ability to attract and retain key technology and management personnel;

●	our ability to improve our existing technology and remain competitive in the electronics industry;

●	our ability to obtain additional capital in future years to fund our planned expansion; and

●	economic, political, regulatory, legal and foreign exchange risks associated with our operations.

USE OF DEFINED TERMS; CONVENTIONS

Except where the context otherwise requires and for the purposes of this report only:

●	"we," "us," "our company," "our" “Company” and "NYC Moda Inc." refer to the combined business of NYC Moda Inc and its consolidated subsidiaries and its consolidated affiliate, as the case may be;

●	"Inclusion" refers to Inclusion Business Limited (BVI), our direct, wholly-owned subsidiary, a BVI corporation;

●	"Lotus International" refers to Lotus International Holdings Limited (Hong Kong), our indirect, wholly-owned subsidiary, a Hong Kong corporation;

●	"Baichuang Consulting" refers to Baichuang Information Consulting (Shenzhen) Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

●	“Jiangsu Xuefeng” refers to Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd., our indirect, consolidated affiliate, a Chinese corporation;

●	"SEC" refers to the United States Securities and Exchange Commission;

●	"China," "Chinese" and "PRC," refer to the People's Republic of China, excluding Hong Kong, Macao and Taiwan;

●	"Renminbi" and "RMB" and “Yuan” refer to the legal currency of China;

●	"U.S. dollars," "dollars" and "$" refer to the legal currency of the United States;

●	"Securities Act" refers to the United States Securities Act of 1933, as amended; and

●	"Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended.

Solely for the convenience of the reader, this report contains conversions of certain Renminbi amounts into U.S. dollars at specified rates. Except as otherwise indicated, all conversions from Renminbi to U.S. dollars were made based on the Exchange Rate on May 31, 2012 which was RMB 6.36 and the Exchange Rate on August 31, 2012 which was RMB 6.33. No representation is made that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. See “Risk Factors—Risks Related to Our Business— Fluctuations in exchange rates could adversely affect our business and the value of our securities” for a discussion of the effects on the Jiangsu Xuefeng  of fluctuating exchange rates.

In this report we refer to information and statistics regarding our industry and the overall economy in China that we obtained from various government and institute research publications. Much of this information is publicly available and has not been specifically prepared for our use or incorporation in this current report on Form 8-K. We have no reason to believe that the information and statistics that we refer to from such reports is not accurate.

ITEM 1.01                     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 27, 2012, we entered into and closed an exchange agreement with Inclusion Business Limited (BVI), or “Inclusion”, all of the shareholders of Inclusion (the “Inclusion Shareholders”), and Mr. Zhenxing Liu, the majority shareholder of the Company (the "Exchange Agreement"), pursuant to which we acquired all of the outstanding shares of Inclusion (the “Inclusion Shares”) from the Inclusion Shareholders in exchange for an issuance  of 7,895,000 shares of our common stock which was surrendered by Zhenxing LIU, our Majority Shareholder (the “Share Exchange”), representing approximately 76.65% of our outstanding shares of common stock. (the “Inclusion Acquisition”).   We currently have 10,300,000 shares of common stock issued and outstanding.

Pursuant to the Share Exchange Agreement, the Company acquired Inclusion and its indirect, controlled affiliate Jiangsu Xuefeng, a company that is primarily engaged in providing improvement and upgrading services of garbage recycling processing technology and equipment. On November 27, 2012, pursuant to the terms of the Share Exchange Agreement, the Company acquired all of the outstanding equity securities of Inclusion (the “Inclusion Shares”) from Inclusion Shareholders, and Inclusion Shareholders transferred and contributed all of its Inclusion Shares to the Company.   In addition, pursuant to the terms of the Share Exchange Agreement, we agreed to change our name to China Xuefeng Environmental Engineering Inc. and to effect a 4 for 1 forward stock split of our shares of common stock.  to modify the Company’s capital structure to accommodate the transactions contemplated by the Share Exchange and to put in place an appropriate capital structure for the Company following the closing of the Share Exchange.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering.

The foregoing description of the terms of the Exchange Agreement is qualified in its entirety by reference to the provisions of those documents filed as Exhibit 2.1, to this report, which are incorporated by reference herein.

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 27, 2012 (the "Closing Date"), we completed the Inclusion Acquisition pursuant to the Exchange Agreement. The Inclusion Acquisition was accounted for as a "reverse acquisition" effected as a recapitalization effected by a share exchange, wherein Inclusion is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of the Inclusion Acquisition, our consolidated subsidiaries include Inclusion Business Limited (BVI) or “Inclusion”, our wholly-owned subsidiary which is incorporated under the laws of the British Virgin Islands, Lotus International Holdings Limited (Hong Kong) or “Lotus”, a wholly-owned subsidiary of Inclusion which is incorporated under the laws of Hong Kong, Baichuang Information Consulting (Shenzhen) Co., Ltd., or “Baichuang Consulting”, a wholly-owned subsidiary of Lotus which is incorporated under the laws of the PRC, and Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd., or “Jiangsu Xuefeng”, a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by Baichuang Consulting through a series of captive agreements, discussed below.

 On October 17, 2012, prior to the reverse acquisition transaction, Baichuang Consulting and Jiangsu Xuefeng and its shareholders Li YUAN and Yi YUAN entered into a series of agreements, including an Exclusive Technical Service and Business Consulting Agreement, a Call Option Agreement, Proxy Agreement and Share Pledge Agreement, collectively referred to in this report as variable interest agreements, or “VIE Agreements,” pursuant to which Jiangsu Xuefeng became Baichuang Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. As a result of the VIE Agreements described above, we have consolidated Jiangsu Xuefeng’s historical financial results in our financial statements as a variable interest entity pursuant to Accounting Principles Generally Accepted in the United States of America following the date of the agreements and combined such results prior to the date of the agreements. The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing descriptions of the VIE Agreements and the transactions contemplated thereby, are subject to the more detailed provisions set forth in the VIE Agreements, which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and which are incorporated herein by reference. Please also see “Related Party Transactions” and “Form 10 Disclosure” for further information on our contractual arrangements with these parties.

We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of Inclusion and its operating subsidiaries in Item 5.06 below, which is incorporated herein by reference.

ITEM 4.01                      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

Effective November 26, 2012, upon the approval of the board of directors of the Company, the Company dismissed Ronald R. Chadwick, P.C., as the Company’s independent registered public accountant.

Although the report of Ronald R. Chadwick, P.C. on the Company’s financial statements for the fiscal year ended April 30, 2012 and 2011 included an explanatory paragraph that noted substantial doubt about the Company’s ability to continue as a going concern. They did not contain any adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended April 30, 2012 and 2011 as well as the subsequent interim period preceding our decision to dismiss Ronald R. Chadwick, P.C., there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Ronald R. Chadwick, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ronald R. Chadwick, P.C., would have caused them to make reference thereto in their report on financial statements for such years.

On November 30, 2012, the Company provided Ronald R. Chadwick, P.C. with a copy of the foregoing disclosures it is making in response to Item 4.01 on this Form 8-K, and requested Ronald R. Chadwick, P.C. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.   We have not received any response letter from Ronald R. Chadwick, P.C. yet.

Engagement of New Independent Registered Public Accounting Firm

On November 26, 2012, upon the approval of the board of directors of the Company, the Company engaged Wei Wei & Co., LLP (“Wei & Wei”) as the independent registered public accounting firm for the Company.  Wei  Wei served as the independent registered public accounting firm for Jiangsu Xuefeng prior to our acquisition of Jiangsu Xuefeng pursuant to the transactions set forth in the Exchange Agreement. During the Company’s fiscal years ended April 30, 2012 and 2011 as well as the subsequent interim period preceding our decision to retain Wei & Wei, the Company did not consult with Wei  Wei regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

ITEM 5.01                      CHANGES IN CONTROL OF REGISTRANT

Prior to the closing of the Share Exchange, Mr. Zhenxing LIU, the Company’s sole director and officer and owner of 8,145,000 shares of common stock, representing approximately 79.08% of the outstanding shares of common stock, surrendered 7,895,000 shares of common stock to the Company as a capital contribution in contemplation of the consummation of the Share Exchange .Upon the closing of Share Exchange, the Company acquired 100% of the outstanding shares of Inclusion from the Inclusion Shareholders in exchange for 7,895,000 shares of the Company’s common stock (the “Exchange”). In addition, as of the Closing, Mr. Li YUAN has been appointed as the Chairman of the Board and Chief Executive Officer of the Company effective on November 27, 2012 pursuant to the Share Exchange Agreement and board resolutions and majority shareholder's consent.

As a result of the closing of the Exchange Agreement, the former shareholders of Inclusion now own 76.65% of the total outstanding shares of our common stock.

See Item 1.01 above and Item 5.06 below of this Current Report on Form 8-K, each of which is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 27, 2012, Zhenxing LIU, the sole member of our board of directors and our President, Secretary and Treasurer, submitted a letter of resignation pursuant to which he resigned immediately from his position as our sole director and officer. The resignation of Mr. LIU is not in connection with any known disagreement with us on any matter.

Immediately prior to his resignation, (a) Mr. Liu appointed Li YUAN Yi YUAN and Xiaojun ZHUANG as members of our board of directors; Li YUAN was appointed to serve as our Chief Executive Officer and  Kuanfu FAN as our Chief Financial Officer, Secretary and Treasurer.

For certain biographical and other information regarding the newly appointed officers and directors, see the “Form 10 Disclosure” included in this report under the headings “Directors and Executive Officers” and “Certain Relationships and Related Transactions”, which disclosure is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 26, 2012, the Board of Directors of the Company approved changing the fiscal year-end of the Company from April 30 to May 31 as a result of the Inclusion Acquisition.

On November 27, 2012, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Office of the Secretary of State of Nevada to change its name from “NYC Moda Inc.” to “China Xuefeng Environmental Engineering Inc.” (the “Name Change”) and to effect a 4-for-1 forward split of the Company’s outstanding shares of common stock (the “Forward Split”). The effective date of the Name Change and the Forward Split, subject to approval by the Financial Industry Regulatory Authority (“FINRA”),is expected to  be December 12, 2012.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

On November 27, 2012, the Company acquired Inclusion in a reverse acquisition transaction. Prior to the transactions contemplated by the Exchange Agreement, the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, the Company is no longer a shell company. The information with respect to the transactions set forth in Item 2.01 is incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 26, 2012, the Company received a written consent signed by Zhenxing LIU the record owner of approximately 79.08% of theoutstanding shares of common stock approving the Name Change and the Forward Split. Upon the effectiveness of the Forward Split, the Company’s outstanding shares of common stock will increase from 10,300,000 to 41,200,000 shares.

FORM 10 DISCLOSURE

We are providing below the information that would be included in a Form 10 if we were to file a Form 10.   Please note that the information provided below relates to the combined enterprises after the acquisition of Inclusion, except that information relating to periods prior to the date of the reverse acquisition only relate to Inclusion and its subsidiaries and controlled consolidated affiliate unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

BUSINESS OVERVIEW

We conduct our operations through our controlled consolidated affiliate Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd. (hereinafter referred to as “Jiangsu Xuefeng”).  Jiangsu Xuefeng, founded on December 14th, 2007, is primarily engaged in providing improvement and upgrading services of garbage recycling processing technology and equipment.

OUR CORPORATE HISTORY AND BACKGROUND

The Company was incorporated in the state of Nevada on March 30, 2011. The Company was initially created to engage in the business of clothing distribution.  Since its inception and until the acquisition of Inclusion, the Company was a development stage company without signigicant assets or any revenue.

On November 27, 2012, the Company filed a certificate of amendment to its articles of incorporation to change its name from “NYC Moda Inc” to “China Xuefeng Environmental Engineering Inc” (the “Name Change”) and to effect a 4-for-1 forward stock split (the “Forward Split”) of its outstanding shares of common stock. The effective date of the Name Change and the Forward Split, subject to approval by the Financial Industry Regulatory Authority (“FINRA”), is expected to be December 12, 2012. Upon the effectiveness of the Forward Split, the number of outstanding shares of the Company’s common stock will increase from 10,300,000 to 41,200,000 shares. The number of authorized shares of common stock will continue to be 75,000,000 shares.

Acquisition of Inclusion

On November 27, 2012, we completed a reverse acquisition transaction through a share exchange with the Inclusion Shareholders, whereby we acquired 100% of the outstanding shares of Inclusion in exchange for a total of 7,895,000 shares of our common stock, representing 76.65% of our issued and outstanding shares of common stock.  As a result of the reverse acquisition, Inclusion became our wholly-owned subsidiary and the former Inclusion Shareholders became our controlling stockholders. The share exchange transaction was treated as a reverse acquisition, with Inclusion as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Inclusion and its consolidated subsidiaries and variable interest entity.

Immediately prior to the Share Exchange, the common stock of Inclusion was owned by the following persons in the indicated percentages: Li YUAN (10%); Yi YUAN (8%); Bangmin ZHEN (4.9%); Changyung LIU (4.9%); Meilling CHEN (4.9%); Zibo LIU (4.9%); Wei SONG (4.9%); Xinyan SHAN (4.8%); Yongzhu WEI (4.7%); Houquan WU (4.7%); Xianqing QU (4.7%); Jinli YUAN (4.6%); Li LI (4.6%); Chun LI (4.5%); Baosheng ZHOU (4.5%); Heng SHI (4.4%); Qiaoyan ZHANG (4.1%); Wei LIU (4%); Yang LIU (4%); and Guangjing SONG (3.9%);

As a result of our acquisition of Inclusion, we now own all of the issued and outstanding capital stock of Lotus, which in turn owns all of the issued and outstanding capital stock Baichuang Consulting. In addition, we effectively and substantially control Jiangsu Xuefeng through a series of captive agreements with Baichuang Consulting.

Subsequent to the closing of the Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Jiangsu Xuefeng.  Jiangsu Xuefeng is primarily engaged in providing improvement and upgrading services of garbage recycling processing technology and equipment.

The Company is located in C214, Fitting Integration Building, Fazhan Road to Suqian Gate Section.  Our telephone number is +86 527-84370508.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On October 17, 2012, prior to the reverse acquisition transaction, Baichuang Consulting and Jiangsu Xuefeng and its shareholders Li YUAN and Yi YUAN entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Jiangsu Xuefeng became Baichuang Consulting’s contractually controlled affiliate. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Baichuang Consulting and Jiangsu Xuefeng pursuant to which Baichuang Consulting is to provide technical support and consulting services to Jiangsu Xuefeng in exchange for (i) 95% of the total annual net profit of Jiangsu Xuefeng plus (ii) RMB100,000 per month (U.S.$15,873).

(2)
a Call Option Agreement among Li YUAN and Yi YUAN (together referred to as “Jiangsu Xuefeng Shareholders”), and Baichuang Consulting under which the  Jiangsu Xuefeng Shareholders have granted to Baichuang Consulting the irrevocable right and option to acquire all of the equity interests in Jiangsu Xuefeng to the extent permitted by PRC law. If PRC law limits the percentage of Jiangsu Xuefeng that Baichuang Consulting may purchase at any time, then Baichuang Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00($0.16) or any lower price permitted by PRC law. The Jiangsu Xuefeng Shareholders agreed to refrain from taking certain actions which might harm the value of Jiangsu Xuefeng or Baichuang Consulting’s option;

(3)
a Proxy Agreement by Li YUAN and Yi YUAN pursuant to which they each authorize Baichuang Consulting to designate someone to exercise all of their shareholder decision rights with respect to Jiangsu Xuefeng; and

(4)
a Share Pledge Agreement among Li YUAN and Yi YUAN, Jiangsu Xuefeng, and Baichuang Consulting under which the Jiangsu Xuefeng Shareholders agree to pledge all of their equity in Jiangsu Xuefeng to Baichuang Consulting to guarantee Jiangsu Xuefeng’s and its  shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing description of the terms of the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement, the Proxy Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

After the exchange, our current organizational structure after giving effect to the name changeis as follows:

Inclusion was established in the British Virgin Islands on August 9, 2012.  Lotus was established in Hong Kong on May 2, 2012 to serve as an intermediate holding company with an authorized shares of 10,000 at HK$1.00 per share. Baichuang Consulting was established by Lotus as a wholly foreign owned enterprise (the “WFOE”) in the PRC on September 5, 2012.  Jiangsu Xuefeng, our operating consolidated affiliate, was established in the PRC on December 14, 2007. The local government of the PRC issued a certificate of approval regarding the foreign ownership of Baichuang Consulting by Lotus, a Hong Kong entity on September 5, 2012.

Mr. Li YUAN is the sole director and officer of Inclusion who owns 10% of outstanding shares of Inclusion. Mr. Yisha Yang GAO was the founder of Lotus and Mr. Xiaoran Zhang was the sole director of Lotus. Mr. Yisha Yang GAO transferred the 10,000 issued shares of Lotus to Mr. Li YUAN on September 28, 2012.

OVERVIEW

Jiangsu Xuefeng Environmental Protection Science & Technology Co., Ltd (hereinafter referred to as “Jiangsu Xuefeng”), founded in December 14th,2007, is primarily engaged in providing improvement and upgrading services of garbage recycling processing technology and equipment.

The Company is located at C214, Fitting Integration Building, Fazhan Road to Suqian Gate Section.

There are two shareholders in Jiangsu Xuefeng: 90% of the shares are owned by Li YUAN, and the remaining 10% of the shares are owned by Yi YUAN. Li YUAN is the chief executive officer and chairman of the company and Yi YUAN is the director of the company.

Jiangsu Xuefeng is primarily engaged in providing improvement and upgrading services of garbage recycling processing technology and equipment.

Until August 31, the main revenue of Jiangsu Xuefeng was generated from providing improvement and upgrading services to garbage recycling processing plants. On August 5, 2012, Jiangsu Xuefeng entered into a lease agreement with Li Yuan, one of its stockholders for the use of a patent on garbage recycling processing technology, a Utility Model Patent of  Comprehensive and Harmless Garbage Processing Equipment, issued by the State Intellectual Property Office (SIPO) on July 7, 2010 and valid for ten years (Patent Number: ZL 2009 2 0232893.7) owned by the CEO of the Company, Mr. Li Yuan,.  The lease commenced on September 1, 2012 and expires in July 2017.  Jiangsu Xuefeng expanded its business model from the sole service of providing upgrading to waste processing plants to also providing patent licensing based on its newly acquired use right of the patent technology. Under the new business model, Jiangsu Xuefeng could get revenues from two sources: first from improvement and upgrading services of garbage processing equipment; second from patent licensing for the use of the upgraded technology. License agreements will be offered to clients for a limited period of three to five years, within which period, the client shall pay patent royalties yearly to Jiangsu XuefengJiangsu Xuefeng for their use of the equipment containing the patent technology.

PRODUCTS AND FACILITIES

Jiangsu Xuefeng’s main business is currently providing equipment upgrading service for other garbage processing plants. Jiangsu Xuefeng plans to construct its own garbage processing plant to process various environmental wastes. Currently Jiangsu Xuefeng’s main focus is to use its patented technology to update others’ equipment, and develop a patent licensing service for the use of that technology.

For the three months ended August 31, 2012, Jiangsu Xuefeng’s revenue was $632,000, and for the twelve months ended May 31, 2012, the revenue was $314,248, all from updating other companies’ equipment. Revenue from patent licensing agreements should supplement.

CUSTOMERS

On April 4, 2012, Jiangsu Xuefeng  entered into a technical service agreement with Maoshan Diversification Garbage Processing Plant (“Maoshan”), according to which, by April 20, 2012, Jiangsu Xuefeng  would finish the upgrading and improvement of Maoshan’s major garbage preprocessing equipment with the following improvements: 1. The equipment processing ability was to be upgraded from 140 cubic meters per  hour to 220 cubic meters per  hour; 2. The sediments in sorting the waste plastics was to drop from 40% to below 28%. Jiangsu Xuefeng charged a fee of 2 million RMB(approximately $314,200) for the service and was paid in one lump sum at the completion of the service.

On June 2 2012, Jiangsu Xuefeng  entered into another technical service agreement with Xuzhou Zhongze Oasis Garbage Processing Co, Ltd (“Zhongze”), according to which, by June 20, 2012, Jiangsu Xuefeng  would finish the upgrading and improvement of Zhongze’s major garbage preprocessing equipment with the following improvements: 1. The house garbage processing ability of one machine was to be upgraded from 300 tons a day to 500-550 tons a day; 2. Little sediments in sorting the plastics with a economic indicator of 80% to 90%. Jiangsu Xuefeng charged a fee of 1 million RMB(approximately $158,000)  for the service and it was paid in one lump sum at the completion of the service.

On August 4, 2012, Jiangsu Xuefeng entered into another technology licensing agreement with Suzhou Zhonghe Solid Waste Recovery Processing Co., Ltd. (“Zhonghe”), according to which, by August 20, 2012, Jiangsu Xuefeng would finish upgrading and improvement of Zhonghe’s major garbage processing equipment. Jiangsu Xuefeng charged a fee of 3 million RMB ($474,684) for the service and it was paid in one lump sum within ten days upon signing of the contract. Jiangsu Xuefeng also licensed its technology to Zhonghe upon completion of the upgrading for five years at a royalty fee of 1.8 million RMB ($284,400) per year.

OUR INDUSTRY

In the description below we rely on certain information and statistics regarding our industry and the economy in China from the reports published by National Bureau of Statistics of China and the PRC Ministry of Environmental Protection.  We have no reason to believe that the information and statistics we cite are not accurate.

The Chinese industry of garbage processing is highly fragmented and in a very early-stage of development. Benefiting from a series of encouraging and supportive policies on garbage processing formulated by the Chinese government, the urban garbage processing industry has been in rapid development. The current market is primarily dominated by small regional companies, like Jiangsu Xuefeng, which account for approximately 90% of all environmental protection enterprises in China.

The volume of solid waste generated by industrial companies is directly correlates to the industrial rate of utilization of natural resources and is expected to grow by over 10% per year according to the National Bureau of Statistics of China. In addition, according to estimates from the PRC Ministry of Environmental Protection, the production of industrial waste was approximately 1.34 billion tons in 2010, excluding approximately 13 million tons of hazardous industrial waste.

According to the Opinions on Further the Municipal Solid Waste Processing Service issued by the Chinese government, the harmless garbage processing rate will reach over 80% by 2015.  This anticipated increase creates a strong incentive for companies to improve their garbage processing capability.  Thus the Chinese garbage processing industry has significant potential room for growth both in areas of equipment marketing and equipment upgrading and improvement.

Nationwide Innocuous Disposal Facilities MSW Facilities Construction Planning (2011-2015) (“Planning”), recently passed by the Chinese government, has gone into the implementation phase. In accordance with the Planning, the aggregate investment in the items of the Planning will reach RMB 260Billion Yuan ($41.08 billion).

According to the Environmental Protection Equipment “Twelfth Five-Year” Development Planning, the yearly growth rate of environmental protection industry gross output during the Twelfth Five-Year period is 20% and will reach 500 billion yuan ($79 billion)by 2015.

The “Twelfth Five-Year” Energy Saving and Environmental Protection Industry Development Program recently issued by the Chinese government will provide support for the energy saving and environmental protection industry in finance, tax and many other aspects and will also provide directional guidance to the industry’s development. Based on the “three years exemptions and three years reductions” tax preference that the energy saving and environmental protection enterprises have already acquired, and the tax applied to high and new tech enterprises enjoying special support from the government, the income tax rate that energy saving and environmental protection enterprises are subjected to is 15% lower than the customary tax of 25%.

Thus, recently issued policies reducing the cost of Jiangsu Xuefeng operations, and anticipated future industrial policies of the Chinese government show the Chinese government’s encouragement and support for the long term development of the environment waste processing industry, setting the stage for a larger market place for the environmental protection equipment upgrading and improvement business.

COMPETITION

Competitive Advantages

Jiangsu Xuefeng’s experience and technology combine to provide several competitive advantages:

1.
Jiangsu Xuefeng mainly specializes in the upgrading and improvement of environmental protection equipment. The Chinese environmental protection equipment upgrading and improvement industry being in its early stage, there is a lot of development space for the company.

2.
Since Jiangsu Xuefeng has already successfully upgraded the garbage processing equipment for Yangzhou Maoshan Diversified Garbage Processing Plant, Xuzhou Zhongze Oasis Garbage Processing Co, Ltd, and Suzhou Zhonghe Solid Waste Recovery Processing Co., Ltd., Jiangsu Xuefeng has specialized experience in equipment upgrading. In the developing environmental protection industry, such specialization should position Jiangsu Xuefeng at the cutting edge of the field. Jiangsu Xuefeng believes it is uniquely positioned to take advantage of industry growth opportunities.

Competitive Disadvantages

With the increasing development of Chinese science and technology and the government attention paid to independent innovation, the rising environmental protection industry has huge room for development. The rapid development of China’s environmental protection industry can be attributed to government initiative and encouragement, yearly increasing investment in environmental protection programs, and the realization of the potential demand of the environmental protection market.

The future development of Jiangsu Xuefeng will bear the following operating risks:

1.
The issue of environmental protection is increasingly emphasized by the Chinese government. In light of this rapid growth, the Chinese government may formulate strictly uniform standards governing technology and equipment. Jiangsu Xuefeng may have to commit more R&D funds and other expenses to conform to the regulations and rules implemented by the Chinese government.

2.	If the cost of Jiangsu Xuefeng’s garbage processing equipment upgrading is too high, it will limit the profit level of Jiangsu Xuefeng and further limit its sustainable development.

OUR GROWTH STRATEGY

As industrial development continues its rapid increase in growth, the demand for the Company should also increase rapidly.  The Company hopes to seize the opportunity to use industrial growth of both large and medium-size enterprises, establishing cooperative relationships with high-quality customers by fully using its advantages in waste processing technology providing customers with improved environmental solutions and larger scale processing capability.

The Company will further perfect the equipment upgrading business

Jiangsu Xuefeng will make the best use of patented technology of comprehensive and harmless garbage processing equipment to carry on the improvement and upgrading service for Chinese clients and generate steady service revenue. In addition, patent license agreements will be offered to clients for a limited period of three to five years, within which period, the client shall pay patent royalties yearly to Jiangsu Xuefeng for their use of the equipment containing the patent technology thus providing the Company with an additional source of revenue.

The Company will establish an equipment manufacturing and sales center.

While continuing to provide equipment upgrading services, Jiangsu Xuefeng intends to establish a garbage processing equipment manufacturing and sales center to meet the anticipated market needs for Chinese garbage processing equipment, gradually branching further into the Chinese garbage processing equipment market and improving the Company’s revenue.

The Company plans to also undertake technical cooperation with key domestic and foreign R&D institutions and industry partners. Keeping abreast of domestic and foreign technical developments, the Company plans to make use of international and domestic newly advanced technology in comprehensive garbage processing with high daily processing capacity. The Company plans to constantly expand marketing channels and increase its market shares.

MARKETS, SALES AND DISTRIBUTION

Jiangsu Xuefeng markets its products through improving the processing efficiency and range of garbage processing equipment for its customers by signing technology service contracts with new customers advertising through its successful current cooperation with existing clients.

INTELLECTUAL PROPERTY

The Company acquired the use right of the  “patent technology of comprehensive and harmless garbage processing equipment”  that passed the ISO9001:2008 International Quality Management System Certification through the Patent Licensing Service Agreement signed with one of our shareholders, Li Yuan. The Licensing Agreement commenced on September 1, 2012 with a monthly payment from the Jiangsu Xuefeng to Li YUAN of approximately $12,600 (RMB 80,000).  The Licensing Agreement expires in July 2017.

Comprehensive and Harmless Garbage Processing Equipment is a Utility Model Patent issued by the State Intellectual Property Office (SIPO) on July 7, 2010 and valid for ten years (Patent Number: ZL 2009 2 0232893.7). It is owned by the Chairman and shareholder Li Yuan, who licensed this patent to Jiangsu Xuefeng on August 5, 2012. This patented technology is for the treatment of complex municipal solid waste including sorting and classification, leaving no pollution and no residue.

PROPERTIES

Jiangsu Xuefeng leases office space under a one-year operating lease from an unrelated third party, expiring March 31, 2013.  The lease requires Jiangsu Xuefeng to prepay the one year rental of $7,044 (RMB44,664). The related prepayments of $4,109 and $5,870 are included in the prepaid expenses on the balance sheets as of August 31, 2012 and May 31, 2012, respectively.  The lease provides for renewal options.  Rent expense charged to operations for the three months ended August 31, 2012 and 2011 was $1,764 and $1,732, respectively.

On March 23, 2012, Jiangsu Xuefeng entered into an agreement with an independent third party to acquire a 50-year land use right for construction of a factory facility for cash consideration of US$851,580, equivalent to RMB 5,400,000, of which US$788,500, equivalent to RMB 5,000,000 was paid before August 31, 2012.  As of August 31, 2012, the land used right had not been obtained and no certificate for the use of land had been issued to Jiangsu Xuefeng.

The agreement provides terms that under certain circumstances, such as delay in construction, Jiangsu Xuefeng may be subject to a penalty of up to 20% of the payment for the land use right, or forfeiture of the land use right.

REGULATION

Because our operating affiliate Jiangsu Xuefeng is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

Environmental Law

Jiangsu Xuefeng is subject to China’s national Environmental Protection Law, which was enacted on December 26, 1989, as well as a number of other national and local laws and regulations governing landfills, air, water, and noise pollution and establishing pollutant discharge standards for wastewater.

On July 1, 2004, the PRC central government adopted the Measures for the Administration of Permit for Operation of Dangerous Wastes (the “Measures”). The Measures are intended to strengthen supervision and administration of activities relating to the collection, storage and disposal of dangerous wastes, and preventing dangerous wastes from polluting the environment.

Both the PRC Ministry of Environment Protection and local bureaus of environmental protection, license and regulate companies engaged in waste disposal and treatment in China. The requirements for licensing have become more stringent, with applicants having to demonstrate a sufficient operating history and a number of professional technicians, as well as comply with national and local environmental standards. The licensing process is also very time consuming and requires lengthy lead times.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress of China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. The EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

Under the EIT Law, companies designated as High- and New-Technology Enterprises may enjoy a reduced national EIT rate of 15%. The Administrative Measures for Assessment of High-New Tech Enterprises and Catalogue of High/New Tech Domains Strongly Supported by the State (2008), jointly issued by the Ministry of Science and Technology and the Ministry of Finance and State Administration of Taxation set forth general guidelines regarding criteria as well as application procedures for qualification as a High- and New-Tech Enterprise under the EIT Law.

In addition to the changes to the current tax structure, under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC  stockholders.”

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Baichuang Consulting is considered a FIE and is directly held by our subsidiary in Hong Kong, Lotus. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Lotus by Baichuang Consulting, but this treatment will depend on our status as a non-resident enterprise.

PRC M&A Rule, Circular 75 and Circular 638

On August 8, 2006, six Chinese government agencies, namely, the Ministry of Commerce, or MOFCOM, the State Administration for Industry and Commerce, or SAIC, the China Securities Regulatory Commission, or CSRC, the State Administration of Foreign Exchange, or SAFE, the State Assets Supervision and Administration Commission, or SASAC, and the State Administration for Taxation, or SAT, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, referred to as the “New M&A Rules”, which became effective on September 8, 2006. The New M&A Rules purport, among other things, to require offshore “special purpose vehicles,” that are (1) formed for the purpose of overseas listing of the equity interests of Chinese companies via acquisition and (2) are controlled directly or indirectly by Chinese companies and/or Chinese individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. Based on our understanding of current Chinese Laws and pursuant to a legal opinion issued by Jinlin Changchun Law Firm dated October 17, 2012, (i) Baichuang Consulting was incorporated by a foreign investor and therefore has no Chinese shareholders; (ii) the share exchange between Inclusion and the Company,  is between two offshore companies and is not deemed as a transaction to acquire equity or assets of a “Chinese domestic company” as defined under the New M&A Rules and (ii) no provision in the New M&A Rules clearly classifies the contractual arrangements between Baichuang Consulting and Jiangsu Xuefeng as a type of transaction falling within the New M&A Rules.

The SAFE issued a public notice in October 2005, or the Circular 75, requiring Chinese residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of Chinese companies, referred to in the Circular 75 as special purpose vehicles, or SPVs. Chinese residents who are shareholders of SPVs established before November 1, 2005 were required to register with the local SAFE branch before June 30, 2006. Further, Chinese residents are required to file amendments to their registrations with the local SAFE branch if their SPVs undergo a material event involving changes in capital, such as changes in share capital, mergers and acquisitions, share transfers or exchanges, spin-off transactions or long-term equity or debt investments.

Pursuant to the Circular 698, where a foreign investor transfers the equity interests of a Chinese resident enterprise indirectly via disposing of the equity interests of an overseas holding company, which we refer to as an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report such Indirect Transfer to the competent tax authority of the Chinese resident enterprise. The Chinese tax authority will examine the true nature of the Indirect Transfer, and if the tax authority considers that the foreign investor has adopted an abusive arrangement in order to avoid Chinese tax, they will disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and as a result, gains derived from such Indirect Transfer may be subject to Chinese withholding tax at the rate of up to 10%. Circular 698 also provides that, where a non-Chinese resident enterprise transfers its equity interests in a Chinese resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

INSURANCE

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.”

OUR EMPLOYEES

As of August 31, 2012, we had a total of 32 employees. The Company employs a highly qualified team of technically trained personnel. Among the Company’s employees, 11 have environmental assessment engineer degrees and 10 have ecological and environmental protection planning qualifications.  This team provides support for clients when the Company upgrades waste management systems with our new patented technology.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled "Special Notes Regarding Forward-Looking Statements" immediately following these risk factors for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to our Business

We are an emerging growth company and as such must comply with certain reporting standards.

We will be required to disclose changes made in our internal controls and procedures on a quarterly basis and our management will be required to assess the effectiveness of these controls annually. However, for as long as we are an "emerging growth company" under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an emerging growth company for up to five years. An independent assessment of the effectiveness of our internal controls could detect problems that our management's assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will be subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the Dodd-Frank Wall Street Reform and Protection Act. These rules and regulations will require, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition and establish and maintain effective disclosure and financial controls and corporate governance practices. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly, particularly after we are no longer an "emerging growth company" as defined in the recently enacted Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives.

If we take advantage of specified reduced disclosure requirements applicable to an "emerging growth company" under the JOBS Act, the information that we provide to stockholders may be different than they might receive from other public companies.

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•
Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure.

•	Reduced disclosure about our executive compensation arrangements.

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.
•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of any of these reduced reporting burdens in this prospectus, although we may choose to do so in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits "emerging growth companies" like us to rely on some of the reduced disclosure requirements that are already available to companies having a public float of less than $75 million, for as long as we qualify as an emerging growth company or smaller reporting company. As long as we are qualified as “emerging growth company” or “smaller reporting company”, we are permitted to omit the auditor's attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act. Companies with a public float of $75 million or more must otherwise procure such an attestation beginning with their second annual report after their initial public offering. For as long as we qualify as an emerging growth company, we are also excluded from the requirement to submit "say-on-pay", "say-on-pay frequency" and "say-on-parachute" votes to our stockholders and may avail ourselves of reduced executive compensation disclosure compared to larger companies.

In addition, Section 107 of the JOBS Act also provides that, as an emerging growth company, we can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates" for further discussion of the extended transition period for complying with new or revised accounting standards.

Until we cease to be an emerging growth company, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our failure to effectively compete in the waste processing market may have a material adverse effect on our growth prospects and our ability to generate revenue.

We currently compete primarily on the basis of our ability to secure contracts with waste processing companies, and local government entities in Jiangsu Province, China and surrounding areas for  the updating of waste processing equipment.  The Company is embarking on a new area of growth in licensing the use of our patented technology used in these updates and in beginning to establish our own waste processing centers.  There can be no absolute assurance that we will be able to complete such expansion without losses or that our competitors will not develop at a faster rate and offer more favorable arrangements to our current and future customers. We expect that we will be required to continue to invest in research and development and building waste treatment and disposal infrastructure.

Our competitors include both domestic companies and international companies operating in the waste processing industry in China. Some of these competitors have significantly greater financial and marketing resources and name recognition than that of our company at this point. As the Chinese government continues to support and encourage the development of the environmentally sound waste processing industry, more domestic and international competitors may enter the market. We believe that the Chinese market for our services is subject to intense regional competition, with a relatively limited number of large competitors. While the Company effectively competes in our current focus of updating waste processing equipment for centers in our primary regional market of Jiangsu Province and surrounding areas, our reach outside this primary market and beyond our current focus has yet to be tested and we will necessarily face new competitors in the other geographic markets into which we plan to expand. If the Chinese government continues to emphasize the spending on environmental protection and continues to allocate funds to our industry, the number of our competitors throughout China, both domestic and foreign companies, will likely increase, so we cannot assure you that we will be able to compete successfully against any new or existing competitors, or against any new technologies our competitors may develop or implement.  All of these competitive factors could have a material adverse effect on our revenues, profitability and growth prospects.

The waste processing industry is highly regulated and our business depends on governmental permits and certifications to operate our business, the loss of any of which would have a material adverse impact on our business.

Only those companies that have been granted operating licenses issued by the PRC central and local governments are permitted to engage in the industrial waste treatment and disposal business in China. Our company is currently fully licensed to carry out our core business of updating and improving waste processing equipment, however, expansion into our own waste processing center in the future will require new licenses for which we will apply. The central and local governments of the PRC impose strict requirements on companies regarding the technology which must be employed and the qualifications and training of management employees which must be maintained. While we possess the necessary permits and certifications to operate our business, our regulatory approvals authorizing our operations and activities are subject to periodic review, reassessment and renewal by Chinese authorities.  Standards of compliance necessary to pass such reviews change from time to time and differ from jurisdiction to jurisdiction, leading to a degree of uncertainty. If our licenses and permits are revoked, substantially modified or not renewed or if additional permits, business licenses or approvals that may become necessary in connection with our business are not granted or are delayed, we may suffer adverse consequences. As a result, the termination or suspension of our licenses to operate would have a material adverse impact on our revenue and business.

If we fail to introduce new products or services or our existing products and services do not meet the requirements of our customers, we may not gain or may lose market share.

Our continued growth is dependent upon our ability to generate increased revenue from our existing customers, obtain new customers and raise capital from outside sources. While our current technology is at the forefront of industry developments, in order to maintain that advantage we will need to continue to pursue innovative solutions to meet our customers’ needs. We believe that in order to continue to capture additional market share and generate additional revenue, we will have to raise more capital to fund the construction and installation of new facilities and to obtain additional equipment to collect, process and dispose of industrial waste and recycle waste for our existing and future customers. We anticipate that such funding will be provided through a variety of sources including bank loans, equity financing and net cash flow generated from operations.

In the future we may be unable to obtain the necessary financing for our capital requirements on a timely basis or on acceptable terms, which may prevent or delay the planned expansion of our service offerings. Our failure to provide new products or services may prevent us from retaining customers or gaining new customers, which may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including, our financial condition and results of operations; the condition of the PRC economy and the industrial waste treatment industry in the PRC, and conditions in relevant financial markets in the United States, PRC and elsewhere in the world.

The rapid expansion of our business could strain our resources and adversely affect our ability to effectively control and manage our growth.

If our business and markets grow and develop as planned, it will be necessary for us to finance and manage expansion in an efficient mannor. We may face challenges in managing our waste processing equipment updating business over an expanded geographical area as well as managing expanded service offerings, including, among other things, waste processing services and patent licensing. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

Waste processing operations can be hazardous and may subject us to civil liabilities as a result of hazards posed by such operations.

Waste processing operations are subject to potential hazards incident to the gathering, processing and storage of industrial hazardous waste such as explosions, product spills, leaks, emissions and fires. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, and pollution or other environmental damage, and may result in the curtailment or suspension of operations at the affected facility. Consequently, we may face civil liabilities in the ordinary course of our business as we update the equipment which performs this process at clients’ waste processing plants and as we branch into our own waste processing business. As the environmental protection industry in China is in its developing stage, there is no comprehensive insurance available to cover environmental liabilities. Although we have not faced any civil liabilities in the ordinary course of our waste processing equipment updating operations, there is no assurance that we will not face such liabilities in the future. If such liabilities occur in the future, they may have a material adverse effect on our results of operations, financial condition and business prospects.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations and have a material adverse effect on our financial condition, operating results and growth prospects.

Our success to date has been largely due to the contributions of our current management team, especially Chairman Li Yuan. The continued success of our business is very much dependent on the experience of the members of our management team and the goodwill that they have developed in the industry to date. As a result, our continued success is dependent, to a large extent, on our ability to retain the services of our management team and key personnel. The loss of the services of any of our management team or key personnel due to resignation, retirement, illness or otherwise without suitable replacement or the inability to attract and retain qualified personnel would have a material adverse effect on our operations and may reduce our profitability and the return on your investment. We do not currently maintain key man insurance covering our key personnel.

If we fail to adequately protect or enforce our intellectual property rights, we may be exposed to intellectual property infringement and the value of our intellectual property rights could diminish.

If we need to initiate litigation or administrative proceedings to enforce or protect our intellectual property rights, such actions may be costly and may divert management attention as well as expend other resources which could otherwise have been devoted to our business. An adverse determination in any such litigation could impair our intellectual property rights and may harm our business, prospects and reputation. In addition, historically, implementation of PRC intellectual property-related laws has been lacking, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries, which increases the risk that we may not be able to adequately protect our intellectual property. Given the relative unpredictability of China’s legal system and potential difficulties enforcing a court judgment in China, there is no guarantee that we would be able to halt any unauthorized use of our intellectual property through litigation which may cause us to lose our competitive  advantage and adversely affect our business and profitability.

We may face claims for infringement of third-party intellectual property rights.

We may face claims from third parties in respect of the infringement of any intellectual property rights owned by such third parties. There is no assurance that third parties will not assert claims to our processes, technologies and systems. In such an event, we may need to acquire licenses to, or to contest the validity of, issued or pending patents or claims of third parties. There can be no assurance that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we would incur substantial costs and spend substantial amounts of time in defending ourselves in or contesting suits brought against us for alleged infringement of another party’s patent rights. As such, our operations and business may be adversely affected by such civil actions. We rely on trade secrets, technology and know-how. There can be no assurance that other parties may not obtain knowledge of our trade secrets and processes, technology and systems. Should these events occur, our business would be affected and our profitability reduced.

A significant portion of our revenue is dependent on the performance of the customers of our waste processing equipment updating business.  If we were to become over dependent on only a few customers rather than growing our customer bases, such dependency could have a material adverse effect on our business, operating results and financial condition.

Our equipment upgrading business relies on the continued development of the waste treatment industry in China and the ability of our customer base to continue to meet those growing needs and realize a need for the increased processing capabilities of our technology.  As a result, our waste processing equipment upgrading business is influenced by the volume of waste processed by our customers. Should any of our current customers cease to require the use of our technology, and if we are unable to grow our customer base on a timely basis, our operations, revenue and profitability could be materially and adversely affected.

BOT (Build-Operate-Transfer) projects that we may be awarded could be adversely affected by cost overruns, project delays and/or incorrect estimation of project costs.

The company plans to establish its own waste processing centers as an extension of its current business.  However, any future BOT projects we may be awarded will require us to incur high up-front expenditures.  Therefore, it is important that we manage such projects efficiently in terms of time, procurement of materials and allocation of resources. If our initial cost estimates are incorrect or delays occur in a project resulting in cost overruns, the profitability of that project could be adversely affected. Cost overruns due to additional rectification work and delays in completion of projects or delivery of waste to our new processing center would adversely affect our profitability. We may also face potential liability from legal suits brought against us by our government customers for causing loss due to any delay in completing a project. In addition, we may also face potential liability from legal suits brought against us by our customers who have suffered loss due to such mismanagement or mistakes. This would also adversely affect our profitability and financial position.

Substantially all of our business operations are concentrated in Jiangsu and surrounding areas, and expose us to regional economic or market declines.

Substantially all of our revenues are generated from Jiangsu, China. Our current customer base is comprised of companies located in Jiangsu and surrounding areas. As a result, any adverse economic developments in Jiangsu could affect regional waste generation rates and demand for waste processing services which we intend to provide in the future or waste processing equipment upgrades which we currently provide to waste processing centers in Jiangsu. In addition, adverse market developments caused by increased waste disposal capacity from our competitors in this region could adversely affect waste disposal pricing. While one of our main growth strategies is to expand into other geographic markets in China, the occurrence of any adverse economic developments in Jiangsu and surrounding areas could have a material adverse effect on our business, financial condition and growth prospects.

We are subject to risks relating to expanding into other geographic markets in China outside of our principal market of Jiangsu.

To take advantage of industrialization outside of Jiangsu and to expand our service offerings to other geographic markets, we plan to establish centers for waste processing both within Jiangsu and expanding into other areas of the country. We intend to build and operate waste treatment facilities gradually as the company develops as a commercial zone.

Expansion into new geographic markets will require us to comply with rules and regulations of the applicable local government, and to address certain business issues particular to each market depending on the development and demand of customers within that market. As a result, there may be a significant period of time before any facility that we construct develops a consistent revenue stream. Accordingly, any delays or interruptions in implementing our expansion strategy or our business operations outside of Jiangsu may have a material adverse effect on our growth prospects, profitability and financial condition.

Relaxed enforcement of PRC environmental laws and governmental approvals and non-compliance by new and existing customers could have an adverse effect on our business, financial condition and growth prospects.

Companies operating in the waste treatment and disposal industry are subject to China’s national Environmental Protection Law as well as a number of other national and local laws and regulations governing air, water, noise pollution and establishing pollutant discharge standards. In addition, such companies are subject to stringent licensing and certification requirements imposed by the PRC Ministry of Environmental Protection and the provincial environmental bureaus, which has created high barriers to entry for potential market participants.  However, the urbanization and industrialization from China’s rapid economic growth has created an increased need for waste treatment services from solid waste disposal to sewage and sludge treatment. In order to help meet the demand for such services, the central government may not strictly enforce the compliance with environmental laws and relax certain conditions to gaining governmental licensing and approvals.  If such an event were to occur, there would be more competitors to our business operations and customers may turn to less expensive competitors for their waste disposal needs, which in turn, would have an adverse effect on our business, financial condition and grow prospects.

Fluctuations in exchange rates could adversely affect our business and the value of our securities

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Under the EIT Law, we may be classified as a ‘resident enterprise’ of China

Under the New Income Tax Law, enterprises established outside the PRC whose "de facto management bodies" are located in the PRC are considered "resident enterprises" and their global income will generally be subject to the uniform 25.0% enterprise income tax rate. On December 6, 2007, the PRC State Council promulgated the Implementation Regulations on the New Income Tax Law (the "Implementation Regulations"), which define "de facto management bodies" as bodies that have material and overall management control over the business, personnel, accounts and properties of an enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a "resident enterprise" with its "de facto management bodies" located within the PRC if the following requirements are satisfied:

           (i)           the senior management and core management departments in charge of its daily operations function mainly in the PRC;

           (ii)           its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC;

           (iii)           its major assets, accounting books, company seals, and minutes and files of its board and shareholders' meetings are located or kept in the PRC; and

           (iv)           more than half of the enterprise's directors or senior management with voting rights reside in the PRC.

Because the EIT Law, its implementing rules and the recent circular are relatively new, no official interpretation or application of this new "resident enterprise" classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a "resident enterprise" for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as "tax-exempt income," we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new "resident enterprise" classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a "resident enterprise" by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim against a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in the PRC

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the central government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social environment.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally-planned economy to a more free market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. For example, the PRC government may impose restrictions on the amount of service fees that may be payable by municipal governments to wastewater and sludge treatment service providers. Also, the PRC central and municipal governments may impose more stringent environmental regulations which would affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our operations,  financial condition, and business prospects.

A slowdown or other adverse developments in the PRC economy or other major economies all over the world may have a material adverse effect on our customers’ demand for our services and our business.

All of our revenues are currently generated in the PRC where all of our business operations are conducted. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. Moreover, China enjoys an export-oriented economy and it relies on external demand. The industrial waste treatment industry in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for our products and services. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC or other major economies all over the world may materially reduce the demand for our products and services, which could have a material adverse effect on our business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth, which may have an adverse effect on our business operations and financial condition.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi, or RMB, into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive all of our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay expenses and dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of RMB may materially and adversely affect your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar could cause the RMB equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our  operations and a reduction in the value of these assets.

Because our principal assets are located outside of the United States and all of our directors and all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and directors or to enforce a judgment of a United States court against us or our officers and directors in the PRC.

All of our directors and officers reside outside of the United States. In addition, substantially all of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources.

Since the adoption of the “open door policy” in 1978 and the “socialist market economy” in 1993, the PRC government has been reforming and is expected to continue to reform its economic and political systems. Any changes in the political or economic policy of the PRC government may lead to changes in the laws and regulations or the interpretation of the same, as well as changes in the foreign exchange regulations, taxation and import and export restrictions, which may in turn adversely affect our financial performance. While the current policy of the PRC government seems to be one of imposing economic reform policies to encourage foreign investments and greater economic decentralization, there is no assurance that such a policy will continue to prevail in the future.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, including the manufacturing output of our customers, which, in turn, could adversely affect our results of operations, financial condition and business prospects.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply the China’s anti-corruption laws and the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

We do not have liability business interruption, litigation or natural disaster insurance.

The insurance industry in China is still at an early stage of development. In particular PRC insurance companies offer limited business products. As a result, we do not have any business liability, disruption insurance or any other forms of insurance coverage for our operations in China. Any potential liability, business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the Foreign Exchange Registration for Oversea Investment and Return Investment by PRC resident

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations.  Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

RISKS RELATING TO THE VIE AGREEMENTS

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

Baichuang Consulting provides support and consulting services to Jiansu Xuefeng pursuant to the VIE Contractual Agreements.  Almost all economic benefits and risks arising from Jiangsu Xuefeng’s operations are transferred to Baichuang Consulting under these agreements.  Details of the VIE Agreements are set out in “DESCRIPTION OF BUSINESS – Contractual Arrangements with our Controlled Affiliate and its Shareholders” above.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of Baichuang Consulting or Jiangsu Xuefeng;

●	imposing conditions or requirements in respect of the VIE Agreements with which Baichuang Consulting or Jiangsu Xuefeng may not be able to comply;

●	requiring our company to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	revoking the business licenses and/or the licenses or certificates of Jiangsu Xuefeng, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Jiangsu Xuefeng, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to control Jiangsu Xuefeng under the VIE Agreements may not be as effective as direct ownership.

We conduct our business in the PRC and currently generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Jiangsu Xuefeng.  However, the VIE Agreements may not be as effective in providing us with control over Jiangsu Xuefeng as direct ownership.  The VIE Agreements do not provide us with day-to-day control over the operations of Jiangsu Xuefeng.  Under the current VIE arrangements, as a legal matter, if Jiangsu Xuefeng fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Jiansu Xuefeng, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by PRC law and provide for the resolution of disputes through the jurisdiction of the courts in the PRC.  If Jiangsu Xuefeng or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Jiangsu Xuefeng or its shareholders to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. Currently, all of our operations reside in the VIE which is required to pay our wholly owned subsidiary, Baichuang Consulting 95% of their earnings, as defined, plus a monthly consulting fee of RMB 100,000(U.S.$15,873).  We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher taxes liability, or cause other adverse financial consequences.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

BUSINESS OVERVIEW

We conduct our operations through our controlled consolidated affiliate Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd. (hereinafter referred to as “Jiangsu Xuefeng”).  Jiangsu Xuefeng was incorporated under the laws of the People’s Republic of China (“PRC”) on December 14, 2007.  Jiangsu Xuefeng is primarily engaged in providing improvement and upgrading services of garbage recycling processing technology and equipment.

RECDENT DEVELOPMENTS

The Company was organized in the state of Nevada on March 30, 2011. The Company was initially created to engage in the business of clothing distribution.  Since its inception, the Company was a development stage company and has not earned any revenue.

On November 27, 2012, the Company amended its articles of incorporation to change its name from “NYC Moda Inc” to “China Xuefeng Environmental Engineering Inc” (the “Name Change”) and to effect a 4-for-1 forward stock split (the “Forward Split”) of its outstanding shares of common stock. The effective date of the Name Change and the Forward Split, subject to approval by the Financial Industry Regulatory Authority (“FINRA”), is expected to be December 12, 2012.  Upon the effectiveness of the Forward Split, the number of outstanding shares of the Company’s common stock will increase from 10,300,000 to 41,200,000 shares.  The number of authorized shares of common stock will continue to be 75,000,000 shares.

Acquisition of Inclusion

On November 27, 2012, we completed a reverse acquisition transaction through a share exchange with Inclusion and its shareholders, or the “Inclusion Shareholders”, whereby we acquired 100% of the issued and outstanding capital stock of Inclusion in exchange for our issuance of 7,895,000 shares of our common stock, which constituted 76.65% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Inclusion became our wholly-owned subsidiary and the former Inclusion Shareholders became our controlling stockholders. The share exchange transaction has been treated as a reverse acquisition, with Inclusion as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Inclusion and its consolidated subsidiaries.

As a result of our acquisition of Inclusion, we now own all of the issued and outstanding capital stock of Lotus, which in turn owns all of the issued and outstanding capital stock Baichuang Consulting. In addition, we effectively and substantially control Jiangsu Xuefeng through a series of captive agreements with Baichuang Consulting.

Subsequent to the closing of the Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Jiangsu Xuefeng.  Jiangsu Xuefeng is primarily engaged in providing improvement and upgrading services of garbage recycling processing technology and equipment.

The Company is located in C214, Fitting Integration Building, Fazhan Road to Suqian Gate Section.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On October 17, 2012, prior to the reverse acquisition transaction, Baichuang Consulting and Jiangsu Xuefeng and its shareholders Li YUAN and Yi YUAN entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Jiangsu Xuefeng became Baichuang Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Baichuang Consulting and Jiangsu Xuefeng pursuant to which Baichuang Consulting is to provide technical support and consulting services to Jiangsu Xuefeng in exchange for (i) 95% the total annual net profit of Jiangsu Xuefeng and (ii) RMB100,000 per month (U.S.$15,873).

(2)
a Call Option Agreement among Li YUAN and Yi YUAN (together referred to as “Jiangsu Xuefeng Shareholders”), and Baichuang Consulting under which the  Jiangsu Xuefeng Shareholders have granted to Baichuang Consulting the irrevocable right and option to acquire all of the equity interests in Jiangsu Xuefeng to the extent permitted by PRC law. If PRC law limits the percentage of Jiangsu Xuefeng that Baichuang Consulting may purchase at any time, then Baichuang Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00($0.16) or any lower price permitted by PRC law. The Jiangsu Xuefeng Shareholders agreed to refrain from taking certain actions which might harm the value of Jiangsu Xuefeng or Baichuang Consulting’s option;

(3)
a Proxy Agreement by Li YUAN and Yi YUAN pursuant to which they each authorize Baichuang Consulting to designate someone to exercise all of his shareholder decision rights with respect to Jiangsu Xuefeng; and

(4)
a Share Pledge Agreement among Li YUAN and Yi YUAN, Jiangsu Xuefeng, and Baichuang Consulting under which the Jiangsu Xuefeng Shareholders agree to pledge all of their equity in Jiangsu Xuefeng to Baichuang Consulting to guarantee Jiangsu Xuefeng’s and its  shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement. The VIE entity, Jiangsu Xuefeng, has received approval of equity pledge by Jiangsu Xuefeng Shareholders to  Baichuang Consulting issued by Shenzhen Market Supervision and Management Authority on September 26, 2012 .

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

Results of our operations

Comparison of Three Months Ended August 31, 2012 and 2011

The following table sets forth in U.S. dollars key components of our unaudited results of operations during the three-month periods ended August 31, 2012 and 2011, and the percentage change between 2012 and 2011.

	2012	2011	Percentage
	(U.S. $)	(U.S. $)	Change

Revenue	$632,000	$-	100%

Cost of revenue	(85,357)	-	100%
Gross profit	546,643	-	100%
Selling expenses	4,598	-	100%
General and administrative expenses	101,323	13,201	668%
Total operating expenses	105,921	13,201	702%
Operating income (loss)	440,722	(13,201)	3439%
Interest income	1,495	1,535	(3%)
Income (loss) before provision for income taxes	442,217	(11,666)	3891%
Provision for (benefit from) income taxes	110,554	(2,917)	3890%
Net income (loss)	331,663	(8,749)	3891%
Foreign currency translation adjustment	(824)	76,971	(101%)
Total comprehensive income	$330,839	$68,222	385%

Revenue.  For the three months ended August 31, 2012, sales relate solely to improvement and upgrading services provided to garbage recycling processing systems of two unrelated third parties in accordance with contracts.  The services were completed and accepted by the customers and the payment was received in full as of August 31, 2012.  For the three months ended August 31, 2011, there was no revenue generated.

Cost of Revenues. Our cost of revenues was increased to $85,357 for the three months ended August 31, 2012 from $0 for the three months ended August 31, 2011. The increase in cost of revenues is attributable to the increase in revenues. Our costs of revenues primarily consist of employees’ salaries, insurances, training expenses and other daily operating expenses. In addition, business tax was classified as cost of sales as well.

Gross Profit. Our gross profit was increased to $546,643 for the three months ended August 31, 2012, which represented a gross profit ratio at 86%.  There was no gross profit for the three months ended August 31, 2011.

Selling and Marketing Expenses. Our selling and marketing expenses increased to $4,598 in the three months ended August 31, 2012 from $0 in the three months ended August 31, 2011. Our selling and marketing expenses were primarily comprised of salaries and insurance. For the three months ended August 31, 2011, there was no any sales employee.

General and Administrative Expenses. Our general and administrative (“G&A”) expenses increased to $101,323 in the three months ended August 31, 2012 from $13,021 in the three months ended August 31, 2011, representing a 668% increase. Our G&A expenses were primarily comprised of G&A employees’ salaries, insurance, rent and professional service fees incurred for G&A functions. As we prepare to be traded over the counter in the United States,  expenses incurred for attorneys, auditors and financial advisors were increased as well.

Provision for Income Taxes.  Our provision for income taxes increased to $110,554 in the three months ended August 31, 2012 from a tax benefit of $2,917 in the three months ended August 31, 2011. Our effective tax rate was the same as the statutory rate of 25% for the three months ended August 31, 2012 and 2011.  Our tax filings for the year ended December 31, 2011 were examined by the tax authorities in April 2012.  The tax filings were accepted and no adjustments were proposed by the tax authorities. The increase in the provision for income taxes was mainly due to the increase in our revenue which caused the improvement of our business performance.

Net Income. Our net income attributable to common stockholders increased to $331,663 in the three months ended August 31, 2012 from a loss of $8,749 in the three months ended August 31, 2011, representing a 3,891% increase. This increase was mainly due to the increase in our revenue.

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the three months ended August 31, 2012 and 2011, a foreign currency loss $824 and gain $76,971, respectively, have been reported as other comprehensive income (loss) in the consolidated statements of income and other comprehensive income.

Liquidity and Capital Resources

As of August 31, 2012, we had cash and cash equivalents of $4,536,525, primarily consisting of cash on hand and demand deposits. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

Operating activities
 Net cash provided by operating activities was $385,569 for the three months ended August 31, 2012, as compared to used for $9,702 for the three months ended August 31, 2011. The change is mainly due to the revenue collection in 2012.

Investing activities

Net cash used in investing activities was $4,060 for the three months ended August 31, 2012, as compared to net cash used of $1,528 for the three months ended August 31, 2011. The net cash used was for equipment purchases.

Financing activities
Net cash provided by financing activities was a stockholder loan of $35,000 to pay the professional fees for the three months ended August 31, 2012. There was no net cash provided by financing activities for the three months ended August 31, 2011.

Comparison of Twelve Months Ended May 31, 2012 and 2011

The following table sets forth in U.S. dollars key components of our audited results of operations during the twelve -month periods ended May 31, 2012 and 2011, and the percentage change between 2012 and 2011.

	2012	2011	Percentage
	(U.S. $)	(U.S. $)	Change

Revenue	$314,248	$-	100%
Cost of revenue	(21,495)	-	100%
Gross profit	292,753	-	100%
Selling expenses	10,904	-	100%
General and administrative expenses	195,848	50,234	290%
Total operating expenses	206,752	50,234	312%
Operating income (loss)	86,001	(50,234)	271%
Interest income	6,018	4,670	29%
Income (loss) before provision for income taxes	92,019	(45,564)	302%
Provision for (benefit from) income taxes	25,162	(9,649)	361%
Net income (loss)	66,857	(35,915)	286%
Foreign currency translation adjustment	107,918	87,613	23%
Total comprehensive income	$174,775	$51,698	238%

Revenues.  For the twelve months ended May 31, 2012, sales relate solely to improvement and upgrading services provided to garbage recycling processing systems of one unrelated third party in accordance with contracts.  The services were completed and accepted by the customers and the payment was received in full as of May 31, 2012.  For the twelve months ended May 31, 2011, there was no any revenue generated.

Cost of Revenues. Our cost of revenue was increased to $21,495 for the twelve months ended May 31, 2012 from $0 for the twelve months ended May 31, 2011. The increase in cost of revenues is attributable to the increase in revenues. Our costs of revenues primarily consist of employees’ salaries, insurances, training expenses and other daily operating expenses. In addition, business tax was classified as cost of sales as well.

Gross Profit. Our gross profit was increased to $292,753 for the twelve months ended May 31, 2012, from $0 for the twelve months ended May 31, 2011.

Selling and Marketing Expenses. Our selling and marketing expenses increased to $10,904 for the twelve months ended May 31, 2012 from $0 for the twelve months ended May 31, 2011. Our selling and marketing expenses were primarily comprised of salaries and insurance. For the twelve months ended May 31, 2011, there was no any sales employee.

General and Administrative Expenses. Our general and administrative (“G&A”) expenses increased to $195,848 in the twelve months ended May 31, 2012 from $50,234 in the twelve months ended May 31, 2011, representing a 290% increase. Our G&A expenses were primarily comprised of G&A employees’ salaries, insurance, rent and professional service fees incurred for G&A functions. As we prepare to be traded over the counter in the United States, expenses incurred for attorneys, auditors and financial advisors were increased as well.

Provision for Income Taxes.  Our provision for income taxes increased to $25,162 in the twelve months ended May 31, 2012 from a tax benefit of $9,649 in the twelve months ended May 31, 2011, representing a 361% increase. Our effective tax rate was the same as the statutory rate of 25% for the twelve months ended May 31, 2012 and 2011.  Our tax filings for the year ended May 31, 2011 were examined by the tax authorities in April 2012.  The tax filings were accepted and no adjustments were proposed by the tax authorities. The increase in the provision for income taxes was mainly due to the increase in our sales which caused the improvement of our business performance.

Net Income. Our net income attributable to common stockholders increased to $66,857 for the twelve months ended May 31, 2012 from a loss of $35,915 for the twelve months ended May 31, 2011, representing a 286% increase. This increase was mainly due to the increase in our revenues.

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the twelve months ended May 31, 2012 and 2011, foreign currency translation adjustments of $107,918 and $87,613 have been reported as other comprehensive income in the consolidated statements of income and other comprehensive income.

Liquidity and Capital Resources

As of May 31, 2012, we had cash and cash equivalents of $4,120,811, primarily consisting of cash on hand and demand deposits. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

Operating activities

Net cash provided by operating activities was $178,731 for the twelve months ended May 31, 2012, as compared to net cash used for $50,915 for the twelve months ended May 31, 2011. The changes are mainly due to the revenue collection of accounts receivable, increase in deferred income tax liabilities and accrued liabilities in 2012.

Investing activities

Net cash used in investing activities was $797,108 for the twelve months ended May 31, 2012, as compared to net cash used of $21,693 for the twelve months ended May 31, 2011. For the twelve months ended May 31, 2012, the net cash used in investing activities mainly consist of prepayment for acquisition of land use right of $785,620 and fixed assets of $30,657. For the twelve months ended May 31, 2011, the net cash used in investing activities mainly consist of a loan to related party of $75,119 and the repayment of this loan of $56,311. This loan was fully repaid by the end of May 31, 2012.

Financing activities

For the twelve months ended May 31, 2011, the net cash provided by financing activities consists of $4,541,532 of capital contributions by the shareholders.

We believe that our cash on hand and cash flow from operations will meet our present cash needs for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we currently may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. New indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

Transfer of Cash

All of our revenues are earned by Jiangsu Xuefeng, our PRC controlled consolidated affiliate and subsidiary. PRC regulations restrict the ability to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividends only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amount of said fund reaches 50% of its registered capital. Allocations to this statutory reserve fund can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Lotus International Holdings Limited, a Hong Kong corporation and Baichuang Information Consulting (Shenzhen) Co., Ltd, a WFOE, is a bridge to transfer funds inside and outside the PRC. There are three ways for foreign cash to be transferred into Chinese subsidiaries:

(1). Capital funds: At the establishment of the WFOE, (Baichuang Consulting), in accordance with the provisions of PRC Foreign-Owned Enterprise Law, funds were injected as capital by Lotus International into its wholly foreign owned enterprise established in mainland China, Baichuang Consulting.

(2). Raised capital - acquisition: if the Company raised sufficient capital, it could transfer the capital to Jiangsu Xuefeng by causing Lotus International (HK company) to apply to the Chinese Ministry of Commerce (MOFCOM) for approval of an acquisition of Jiangsu Xuefeng by Lotus International.  MOFCOM would approve such an acquisition only after a lengthy review process, and only if it determined that the price paid by Lotus International for Jiangsu Xuefeng represented a commercially fair price.

(3). Raised capital - joint venture:  If the Company obtained capital that was less than the purchase price for Jiangsu Xuefeng deemed acceptable by MOFCOM, Lotus International could still inject the funds into Jiangsu Xuefeng by complying with the provisions of the PRC Sino-Foreign Equity Joint Venture Law.   To accomplish this capital transfer, we would be required to apply to the Chinese government for approval to convert Jiangsu Xuefeng into an equity joint venture, in which Lotus International (HK company) would be its equity joint venturer. If approved, Lotus International would then own a portion of the equity in Jiangsu Xuefeng, and the VIE agreements between Jiangsu Xuefeng and Baichuang Consulting (WFOE) would be modified accordingly to reduce the portion of net income payable by Jiangsu Xuefeng to Baichuang Consulting.

We have no current plans for the Company to fund Jiangsu Xuefeng, and expect the VIE structure to remain in place for the foreseeable future.

Pursuant to the Exclusive Technical Service and Business Consulting Agreement between Baichuang Consulting (WFOE) and Jiangsu Xuefeng, Baichuang Consulting is to provide technical support and consulting services to Jiangsu Xuefeng in exchange for (i) 95% the total annual net profit of Jiangsu Xuefeng and (ii) RMB100,000 per month ($15,870). As a result, there are also two ways to transfer the funds from inside the PRC to outside the PRC:

(1). According to the provisions of the Service Fee in Article 3 of the Exclusive Technology Service and Business Consulting Agreement, 95% of the net income of Jiangsu Xuefeng will be paid to Baichuang Consulting as a service fee, and in turn Baichuang Consulting will in compliance with the provisions of PRC Foreign-Owned Enterprise Law transfer this income to Lotus International (HK company) for the purpose of profit distribution.

(2). According to the provisions of the Service Fee in Article 3 of the Exclusive Technology Service and Business Consulting Agreement, a management fee of $15,870 will be paid to Baichuang Consulting each month, and in turn Baichuang Consulting will be in compliance with the provisions of the PRC Foreign-Owned Enterprise Law and transfer this income to Lotus International (HK company) for the purpose of profit distribution.

The earnings and cash transfer procedures are all designed to comply with PRC regulations. As a result, there will be no government regulations which will impact our transactions to transfer cash within our corporate structure.  However, when the funds are transferred to outside the PRC, all transferred amounts will be reported to the national tax bureau to examine whether the local and national taxes have been fully paid by Jiangsu Xuefeng and Baichuang Consulting.

Recent Accounting Pronouncements

In December 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”).  The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented.  The Company does not expect that the adoption of ASU 2011-11 will have a significant, if any, impact on the Company’s financial statements.

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, “Testing Goodwill for Impairment” (“ASU No. 2011-08”), which allows entities to use a qualitative approach to test goodwill for impairment. ASU No. 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of the provisions of ASU No. 2011-08 did not have a material impact on the Company’s financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, “Presentation of Comprehensive Income” (“ASU No. 2011-05”), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income (“OCI”) by eliminating the option to present components of OCI as part of the statement of changes in stockholders’ equity. The amendments in this standard require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income” (“ASU No. 2011-12”), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented.

The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-08 did not have a material impact on the Company’s financial statements.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU No. 2011-04”), which amends current guidance to result in common fair value measurements and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 2). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The adoption of the provisions of ASU No. 2011-04 did not have a material impact on the Company’s financial statements.

Jumpstart Our Business Startups Act of 2012

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we may, under Section 7(a)(2)(B) of the Securities Act, delay adoption of new or revised accounting standards applicable to public companies until such standards would otherwise apply to private companies. We may take advantage of this extended transition period until the first to occur of the date that we (i) are no longer an "emerging growth company" or (ii) affirmatively and irrevocably opt out of this extended transition period. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an "emerging growth company" or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a)(2)(B), upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 27, 2012, after giving effect to the Inclusion Acquisition, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 10,300,000 shares of Common Stock outstanding as of November 30, 2012.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, C214, Fitting Integration Building, Fazhan Road to Suqian Gate Section.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Officers and Directors
Li YUAN	789,500	7.67%
Yi YUAN	631,600	6.13%
Xiaojun ZHUANG	-	-%
Kuanfu FAN	-	-
All directors and executive officers as a group (4 persons)		13.8%
5% Shareholders
		%

(1)
Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 10,300,000 shares of Common Stock issued and outstanding after the closing of the Share Exchange and Private Placement.

Changes in Control

The disclosure set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

MANAGEMENT

Directors and Executive Officers

Prior to the date of the Exchange Agreement, our Board of Directors consisted of one director, Zhenxing Liu. Mr. Liu has submitted a letter of resignation and each of Li YUAN (Chairman), Yi YUAN and Xiaojun ZHUANG has been appointed to our Board of Directors. The appointment of Li YUAN (Chairman), Yi YUAN and Xiaojun ZHUANG and the resignation of Zhenxing LIU are effective on the date of the Exchange Agreement.   In addition, effective on the date of the Exchange Agreement, Zhenxing LIU resigned from each of his officer positions with the Company and we appointed Li YUAN as our Chief Executive Officer, and appointed Kuanfu FAN as our Chief Financial Officer, Secretary and Treasurer.

The following table sets forth the name, age, and position of such officers. Execuitve officers are elected annually by our Board of Directors. Each executive officer holds his office until he resignes, is removed by the Board, or his successor is elected and qulified. Mr. Li YUAN, the Chairman of the Board and Chief Executive Officer, and Mr. Yi YUAN, our director, are brothers.

Name	Age	Position(s)
Li YUAN	38	Chairman of the Board and Chief Executive Officer
Yi YUAN	48	Director
Xiaojun ZHUANG	40	Director
Kuanfu FAN	38	Chief Financial Officer, Secretary and Treasurer

Mr. Li YUAN, 38, has served as our Chairman of the board of directors and Chief Executive Officer since November 2012, founded Jiangsu Xuefeng in December 2007 and served as Chairman and Chief Executive Officer of Jiangsu Xuefeng since then.  From February 1997 to October 2003, Mr. Yuan served as the Department Manager of First Hostel in Suqian City. From October 2003 to 2007, Mr. Yuan devoted himself to the research & development and experiments of environmental protection equipment.  Mr. Yuan acquired Bachelor degree in International Relations Major from International Relations Faculty of Chinese People's Liberation Army. Mr. Yuan was selected as a director because of his extensive management experience, his background in the industry and his knowledge of the business of the Company.

Mr. Yi YUAN, 48, has served as our director from November 2012. From December 2007 until present, he founded Jiangsu Xuefeng and served as the chief engineer. From February 2001 to 2007, Mr. Yuan devoted himself to the R&D and experiments of environmental protection equipment. From August 1991 to February 2001, he served as a department manager at Suqian Urban Comprehensive Development Co, Ltd. From September 1990 to July 1991, he worked as a mechanic engineer at Suqian Garment Factory. From 1987 to August 1990, he acted as a machine maintenance class monitor at Suqian Furniture Factory. Mr. Yuan graduated with a senior high school degree and acquired abundant professional skills from years of working experience. Mr. Yuan was selected as a director because of his extensive management experience, his background in the industry and his knowledge of the business of the Company.

Mr. Xiaojun Zhuang, 40, has served as our director from November 2012 and is currently served as a director of Jiangsu Xuefeng. From 2002 to 2010, Mr. Zhuang founded Ocean S&T Development Co, Ltd, a company focusing on the R&D, manufacture and sale of environmental friendly coating and building materials, and served as the corporate juridical person. From November 1997 to March 2002, he worked at the government of Sucheng District in Suqian City. From August 1993 to October 1997, he worked at the government of Jingtou town in Suyu District. Mr. Zhuang graduated with a bachelor degree from business administration. Mr. Zhuang was selected as a director because of his extensive management experience, his background in the industry and his knowledge of the business of the Company.

Mr. Kuanfu Fan, 38, served as our Chief Financial Officer, Secretary and Treasurer from November 2012. From 2011 to 2012, Mr. Fan served as a regional vice manager & Chief Financial Officer of Shanghai United Water Group Co., Ltd. From July 2008 to October 2011, he served as a regional Chief Financial Officer of Yihai Jiali Group. From July 2005 to July 2008, he served as a Chief Financial Officer and a special assistant to the chairman of the board of Zhejiang telecom Co.,Ltd. From September 2001 to July 2005, he served as a financial manager, an administrative office manager and a special assistant to the chairman of the board of Kunshan Shangxin Electronic Science and Technology Co.,Ltd. From July 1998 to September 2001, he served as an accountant of Jiangsu Suining Supply and Marketing Cooperatives Head Office. Mr. Fan graduated from Nanjing Southeast University with a master degree in business administration .

Family Relationships

Li YUAN and Yi YUAN are brothers.  There are no other family relationships among any of our officers or directors.

Corporate Governance

Board Committees

Our organizational documents authorize a board of not less than one member. Prior to the consummation of the Exchange Agreement we had one director. Our board of directors does not have a lead independent director. Our board of directors has determined that its leadership structure was appropriate and effective for  Jiangxu Xuefeng given its stage of operations. In connection with the Exchange Agreement, we established a board of directors with three members. We will re-evaluate our leadership structure once we have added additional members to our board of directors.

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate's character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors.

Director Independence

We currently do not have any independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market.

Involvement in Certain Legal Proceedings

Over the past ten years, none of our directors or executive officers has been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, convicted, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a future’s commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth in U.S. dollars information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered to Jiangsu Xuefeng in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000. All the officers were paid by Jiangsu Xuefeng in RMB and the amounts reported in this table have been converted from Renminbi to U.S. dollars based on the May 31, 2012 conversation rate of RMB 6.33 to $1.00.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Li YUAN, Chief Executive Officer and Chairman	2012(1)	$9,126	$0	$9,126
	2011(1)	$3,809	$0	$3,809
Yi YUAN, Director	2012(2)	$3,809	$0	$3,809
	2011(2)	$0	$0	$0
Xiaojun ZHUANG, Director	2012(3)	$714	$0	$714
	2011(3)	$0	$0	$0
Ilona Svinta	2012(4)	$0	$0	$0
	2011(4)	$0	$0	$0

(1)	Represents compensation paid by Jiangsu Xuefeng for the years ended May 31, 2012 and 2011.
(2)	Represents compensation paid by Jiangsu Xuefeng for the years ended May 31, 2012 and 2011. Mr. Yuan has served as director of Jiangsu Xuefeng since October 2011.
(3)	Represents compensation paid by Jiangsu Xuefeng for the years ended May 31, 2012 and 2011. Mr. Yuan has served as director of Jiangsu Xuefeng since April 2012.

Employment Agreements

The Company does not have any employment agreements with any of its directors or executive officers.  Jiangsu Xuefeng, our operating affiliate, has employment agreements with our Chief Financial Officer, Kuanfu FAN.

Prior to our reverse acquisition of Inclusion, Jiangsu Xuefeng, our operating affiliate was a private limited liability company organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders.  In addition, each employee is required to enter into an employment agreement.  Accordingly, all our employees, including management, have executed our employment agreements.  Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus.

Kuanfu FAN’s employment agreement provides for a monthly salary of RMB 4,500 (approximately $711).   The term of the employment contract is three years from October 5, 2012 to 2015.  Mr. FAN is eligible for a bonus which is determined by, and at the discretion of, the board of directors of Jiangsu Xuefeng, based on a review of Mr. FAN’s performance.

Other than the salary and necessary social benefits required by the government, which are defined in the employment agreements, we currently do not provide other benefits to the officers at this time. Other than government severance payments, our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control

PRC employment law requires an employee be paid severance pay based on the number of years worked with the employer at the rate of one month’s wage for each full year worked.  Any period of more than six months but less　than one year shall be counted as one year.　The severance pay payable to an employee for any period of less than　six months shall be one-half of his monthly wages. The monthly salary mentioned above is defined as the average salary of 12 months before revocation or termination of the employment contract.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Grants of Plan-Based Awards

During the year ended May 31, 2012 and 2011, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

During the year ended May 31, 2012 and 2011, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended May 31, 2012 and 2011.  There are currently no outstanding awards at May 31, 2012.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

TRANSACTIONS WITH RELATED
PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2010 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation").

On August 5, 2012, Jiangsu Xuefeng entered into an agreement to lease a patent on garbage recycling processing technology from Li Yuan, one of the Company’s shareholders.  Under the current lease terms, Jiangsu Xuefeng is required to pay a fee of $12,600 (RMB 80,000) each month for five years.  (See Note 9)

Jiangsu Xuefeng obtained a demand loan from the above stockholder which is non-interest bearing.  The loan of $34,999 representing the professional fees paid by the above stockholder, as of August 31, 2012, is reflected as stockholder loans in the balance sheets.

Jiangsu Xuefeng extended a 20-month non-interesting bearing loan on September 12, 2010 to Li Yuan, the controlling shareholder and Chairman of the Company in the amount of $75,119. The Company received payment of $56,311 in January 2011 and the remaining balance of $18,808 was paid off in May 2012.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedures related to the review, approval or ratification of related party transactions.

Promoters and Control Persons

We did not have any promoters at any time during the past five fiscal years.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our securities are currently eligible for trading on the OTCBB under the symbol "NYCM." There is presently no public market for our common stock. We can provide no assurance that a public market will materialize or if a public market develops, that it will be maintained.

Holders

As of November 30, 2012, there were approximately 56 stockholders of record of our common stock.

Dividends

Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Please refer to the section "Risk Factors — Risks Related to Doing Business In China .

Furthermore, our present PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. "Risk Factors — Risks Related to Doing Business In China .

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

On November 27, 2012, we issued a total of 7,895,000 shares of common stock to the former Inclusion Shareholders named below in connection with the Inclusion Acquisition:

Name	Number of Shares
Yuan Li	789,500
Yuan Yi	631,600
Chen Bangmin	386,855
Liu Changyong	386,855
Chen Meiling	386,855
Liu Zibo	386,855
Song Wei	386,855
Shan Xinyan	378,960
Wei Yongzhu	371,065
Wu Houquan	371,065
Wu Xiaoqing	371,065
Yuan Jinli	363,170
Li Li	363,170
Li Chun	355,275
Zhou Baosheng	355,275
Shi Heng	347,380
Zhang Qiaoyan	323,695
Liu Wei	315,800
Liu Yang	315,800
Song Guangjing	307,905
Total	7,895,000

These shares were issued in an “off-shore” transaction exempt from the registration requirements of the Securities Act under Rule 903 of Regulation S of the Securities Act. None of the former Inclusion Shareholders is a "US Person" (as defined in Rule 902 of Regulation S), the Company did not employ any “directed selling efforts” in connection with the acquisition, and each of the certificates representing the shares issued to the former Inclusion Shareholders was endorsed with restrictive legends consistent with the exemption provided by Regulation S.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of $0.001 par value common stock.

Common Stock

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common stock does not confer on the holder any preemptive right or other similar rights to purchase or subscribe for any additional securities issued by us, is not convertible into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Island Stock Transfer, located at 15500 Roosevelt Blvd, Suite 301, Clearwater, FL, 33760.  The transfer agent's website is located at www.islandstocktransfer.com.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

●	By the stockholders;

●	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

●
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired filed herewith are the following:

1.	Audited financial statements of Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd. for the fiscal year ended May 31, 2012 and 2011.

2.	Unaudited condensed financial statements of Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd. for the three months ended August 31, 2012 and 2011.

(b)           Pro Forma Financial Information

Filed herewith is the unaudited pro forma condensed consolidated financial information of the Company and its subsidiaries for the year ended May 31, 2012, and as of and for the three months ended August 31, 2012.

(d)           Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of November 27, 2012, by and among NYC Moda Inc., Inclusion Business Limited (BVI), the shareholders of Inclusion Business Limited (BVI), and Zhenxing LIU.*
3.1	Articles of Incorporation of the Company (1)
3.2	Certificate of Amendment to the Articles of Incorporation of the Company. *
3.3	Bylaws of the Company.(2)
10.1	Exclusive Technical Service and Business Consulting Agreement dated October 17, 2012 by and between Jiangsu Xuefeng and Baichuang Consulting *
10.2	Call Option Agreement dated October 17, 2012 by and among Baichuang Consulting, Li YUAN and Yi YUAN.*
10.3	Proxy Agreement dated October 17, 2012 by and among Baichuang Consulting, Jiangsu Xuefeng, Li YUAN and Yi YUAN.*
10.4	Share Pledge Agreement dated October 17, 2012 by and among Baichuang Consulting , Jiangsu Xuefeng, Li YUAN and Yi YUAN.*
10.5	Investment Contract of Industry Project in Suqian Economic Development Zone between Jiangsu Xuefeng and Suqian Economic Development Head Office on March 23, 2012.*
10.6	Technology Service Contract between Jiangsu Xuefeng and Yangzhou Maoshan Diversified Garbage Processing Plant dated April 4, 2012.*
10.7	Technical Service Contract between Jiangsu Xuefeng and Xuzhou Zhongze Oasis Garbage Processing Co., Ltd on June 2, 2012.*
10.8	Equipment Upgrading and Patent Technology Licensing Agreement between Jiangsu Xuefeng and Suzhou Zhonghe on August 4, 2012.*
10.9	Employment Agreement dated October 5, 2012 between Jiangsu Xuefeng Kuanfu Fan.*

99.1	Audited financial statements of Jiangsu Xuefeng as of and for the fiscal years ended May 31, 2012 and 2011 and the unaudited financial statements as of August 31, 2012 *
99.2	Pro forma financial information *

* Filed herewith.

(1)	Incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement filed with the SEC on July 12, 2011.
(2)	Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement filed with the SEC on July 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYC Moda Inc.

Date: November 30, 2012	/s/ Li YUAN
Li YUAN
Chief Executive Officer